UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/25/2014

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation (the "Company") was held on April 22, 2014. As of the record date, there were a total of 45,505,975 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 42,076,557 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of 14 directors to hold office until the 2015 annual meeting of shareholders. The nominees for the directorships received the following votes:

Director	For	Withhold	Broker Non-Votes
Warner L. Baxter	38,919,816	134,470	3,022,271
David R. Bradley	37,676,035	1,378,251	3,022,271
Nancy K. Buese	38,942,436	111,850	3,022,271
Peter J. deSilva	38,795,860	258,426	3,022,271
Terrence P. Dunn	38,389,659	664,627	3,022,271
Kevin C. Gallagher	38,947,175	107,111	3,022,271
Greg M. Graves	38,832,294	221,992	3,022,271
Alexander C. Kemper	38,602,667	451,619	3,022,271
J Mariner Kemper	38,045,673	1,008,613	3,022,271
Kris A. Robbins	38,801,445	252,841	3,022,271
Thomas D. Sanders	37,683,476	1,370,810	3,022,271
L. Joshua Sosland	38,772,823	281,463	3,022,271
Paul Uhlmann III	38,767,317	286,969	3,022,271
Thomas J. Wood III	38,753,712	300,574	3,022,271

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2015.

2. Ratification of the Corporate Audit Committee's engagement of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for 2014. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
41,833,944	210,962	31,651	0

3. Advisory resolution approving the compensation paid to the Company's named executive officers. The proposal received the following votes:
For	Against	Abstain	Broker Non-Votes
37,921,418	883,835	249,033	3,022,271

4. Shareholder proposal for the adoption of a policy requiring an Independent Chair of the Company's Board of Directors. The proposal received the following votes:
For	Against	Abstain	Broker Non Votes
5,804,198	33,040,752	209,336	3,022,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Brian J. Walker
Brian J. Walker EVP, Chief Financial Officer and Chief Accounting Officer

Date: April 25, 2014